U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                GOLDEN TAN, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

   NEVADA                 7299                   20-8051010
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)
                                Golden Tan, Inc.
                              Kim McElroy, President
                          3195 Upper Levels Rd. # 182
                            Robson, British Columbia,
                                 Canada V0G 1X0
                           Telephone: (604) 720-4393
                           Facsimile: (604) 669-0774
                         ------------------------------
                         (Name and address of principal
                		executive offices)

                                  Corp 95, LLC
                            Attention: David Deloach
                           2620 Regatta Dr. Suite 102
                            Las Vegas, Nevada, 89128
                            Telephone: 949-487-2436
           ----------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
common stock   1,960,000        $0.01         $19,600      $2.10
-----------------------------------------------------------------------

(1) Based on the last sales price on February 28, 2007
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


          SUBJECT TO COMPLETION, DATED MAY 25, 2007

                                   PROSPECTUS
                                GOLDEN TAN, INC.
                        1,960,000 SHARES OF COMMON STOCK
                               -----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                               -----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 9-14.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                  The Date Of This Prospectus Is: May 25, 2007

                               TABLE OF CONTENTS
                                                              PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  If we do not obtain additional financing, our business
     may fail  ................................................  7
  -  Because we have not generated any revenue to date, we face a high risk of business failure ..........................  8
  -  We need to continue as a going concern if our business is to succeed ...............................................  8
  -  Because management has no experience in the airbrush tanning business, our business has a higher risk of failure.........8

  - Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders..............................................  9
  -  If we are unable to generate a substantial customer base for our products and services, our business will fail...........8
  -  If our marketing campaign is unsuccessful, we may be forced to shut down our operations.................................8
  -  If we are unable to retain key personnel, then we may not be able to implement our business..............................8
  -  Increasing government regulation concerning the tanning salon industry can negatively impact our business sales and limit our ability to develop and market our products........8
  -  If we are not able to effectively respond to competition, our business may fail...................................... 9
  - Because our director and officer owns 60.48% of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders............................................... 9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9
  -  A purchaser is purchasing penny stock which limits his or her ability to sell the stock ............................  9
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 13
LEGAL PROCEEDINGS ............................................. 15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.. 15 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 16
DESCRIPTION OF SECURITIES ..................................... 17
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 18
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 18
DESCRIPTION OF BUSINESS ....................................... 18
PLAN OF OPERATION  ............................................ 20
DESCRIPTION OF PROPERTY ....................................... 22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 23
EXECUTIVE COMPENSATION ........................................ 24
FINANCIAL STATEMENTS .......................................... 24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 36
AVAILABLE INFORMATION ......................................... 36

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by providing mobile airbrush tanning services in North America. To date, we have not conducted any business operations other than purchasing a Norvell Turbine Sunless Spray System and accessories. We intend to commence our business in the Greater Vancouver area. Our major source of income is expected to be from the provision of airbrush tanning services, but we also expect to profit from the sale of high quality tanning lotions.


Our business goals are to establish a head office in Vancouver British Columbia, and to proceed to franchise our business across Canada and the United States. We intend to eventually design and manufacture our own tanning lotion line, while popularizing airbrush tanning. To date, we have not generated any revenues from operations and can not guarantee that revenue from future operations will be sufficient to cover our expenses.


We were incorporated on December 12, 2006 under the laws of the State of Nevada. Our principal offices are located at 3195 Upper Levels Rd. # 182, Robson, British Columbia, Canada V0G 1X0. Our telephone is (604)-720-4393.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 1,960,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our
                             shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE  OFFERING       The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING  The  offering will conclude  when  all  of  the
			     1,960,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144. We may also terminate the offering for no given reason whatsoever.

SECURITIES ISSUED
AND TO BE ISSUED             4,960,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS		     We will not receive any proceeds from the sale of the
                             common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet                              February 28, 2007
                                               (audited)

Cash                                            $23,336
Total Assets                                    $23,336
Liabilities                                     $     0
Total Stockholders' Equity                      $23,336

STATEMENT OF LOSS AND DEFICIT

                            FROM INCORPORATION ON
                    DECEMBER 12, 2006 TO FEBRUARY 28, 2007
                                (AUDITED)

Revenue                              $0
Net Loss                        ($2,264)


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for ongoing expenses in connection with advertising and expanding our business. We have not generated revenue from operations to date.

We expect to incur approximately $60,000 in organizational and administrative expenses in the next twelve months following the filing of this prospectus. We have enough cash on hand to support our operations for the next six to eight months. The funds will be used for general administrative expenses, marketing and advertising, as well as purchasing new equipment and supplies. In the four to six months thereafter, we will require approximately an additional $10,000 to be able to continue our operations.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds recently available to us is through the sale of additional shares of common stock.

BECAUSE WE HAVE NOT GENERATED ANY REVENUE TO DATE, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on December 12, 2006 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $2,264 from our incorporation to February 28, 2006.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of corporate organization, business plan development and the purchase of a sunless spray system and accessories. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue from tanning services and selling tanning lotion to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN THE AIRBRUSH TANNING BUSINESS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Our sole director has limited experience in the airbrush tanning business. In addition, we do not have any employees with experience in this business sector. As a result, we may not be able to recognize and take advantage of product, related service and market trends in the sector and we may be unable to accurately predict consumer demand. In addition, our director's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

IF WE ARE UNABLE TO GENERATE A SUBSTANTIAL CUSTOMER BASE FOR OUR PRODUCTS AND SERVICES , OUR BUSINESS WILL FAIL.

The success of our business requires that we sell our airbrush tanning services and our tanning lotion products to consumers at a profit. Since our revenue will be generated almost exclusively from our sale of sunless tanning services and tanning lotions, we need to attract enough people to use our services and products to cover our costs. If we are unable to attract enough people to use our services and purchase our products, we will generate losses and cause our business to fail.

IF OUR MARKETING COMPAIGN IS UNSUCCESSFUL, WE MAY BE FORCED TO SHUT DOWN OUR OPERATIONS.

The amount of clientele we are able to attract will depend, in part, on our marketing strategy, including, but not limited to, the employment of an advertising campaign. This includes the quality and strategic placement of any potential advertising. We intend to contract an advertising agency to help us with any potential advertising campaign undertaken by our company. If our marketing strategy is ineffective, our business will likely fail and we will be forced to cease operations.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Kim McElroy, for the future success of our business. The loss of the services of Mrs. McElroy could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mrs. McElroy and we do not have a contract for her services.

INCREASING GOVERNMENT REGULATION OVER THE TANNING SALON INDUSTRY CAN NEGATIVELY IMPACT OUR BUSINESS SALES AND LIMIT OUR ABILITY TO DEVELOP AND MARKET OUR PRODUCTS AND SERVICES

Public concern over the tanning industry, as the prevalence of skin cancer increases and as teenage usage of sunless tanning services rises, has resulted in the introduction of state legislation over the suitability of usage and increased risk disclosure. Further legislative changes can negatively impact our business sales and limit our ability to develop and market our products

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are many companies that offer sunless tanning services that will compete directly with us. Some of these competitors have established businesses with a substantial clientele base. We will attempt to compete against these companies by offering mobile sunless tanning service at the client's home. We cannot assure that this business strategy will be successful or that competitors will not copy our business strategy.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 60.48% OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mrs. McElroy, our director and officer, owns approximately 60.48% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mrs. McElroy may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and a market may not develop. We currently plan to apply for quotation of our common stock on the OTC Bulletin Board upon the effectiveness of our registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING  PENNY  STOCK  WHICH  LIMITS  THE  ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,960,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 28, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.



Name of       Shares Owned      Total Number of Shares          Total Shares Owned Upon		Percentage of Shares
Selling       Prior To          To Be Offered For               Completion Of This              Owned Upon
Stockholder   This Offering	Selling Shareholder Account	Offering			Completion Of This Offering

Brian Safarik        70,000                     70,000                 Nil                            nil
5337 Elm Street
Vancouver, BC
V6N 1A2

Mark McGrath	     70,000                     70,000                 Nil                            nil
9311 Kirkmond Cres.
Richmond, BC
V7C 1M7

Adam Boon            70,000                     70,000                 Nil                            nil
3860, 201 street
Langley, BC
V3A 1P2

Mark Hoare           70,000                     70,000                 Nil                            nil
2163 Murrays Cres.
Langley,  Bc
V3A 9B2

Chermine Alexandra   70,000                     70,000                 Nil                            nil
3104 W. 15th Avenue
Vancouver, BC
V6K 3A6

Brolin Lichti        70,000                     70,000                 Nil                            nil
20408 84th Avenue
Vancouver, BC
V2Y 2B7

Evan Croner	     70,000                     70,000                 Nil                            nil
1991 W. 57th Avenue
Vancouver, BC
V6P 1T9

Christopher Manwaring 70,000                    70,000                 Nil                            nil
2460 Wellington Cres.
Richmond, BC
V7B 1H2

Saad Fadl-Alla       70,000                     70,000                 Nil                            nil
2759 Oxfod Street
Vancouver, BC
V5K 1N5

Anton Thomas	     70,000                     70,000                 Nil                            nil
1342 E. Georgia St.
Vancouver, BC
V5Z 1G1

Alexandra Khorina    70,000                     70,000                 Nil                            nil
#211 - 6570 Burlington Ave.
Burnaby,  BC
V5H 3M7

Daryl Derksen        70,000                     70,000                 Nil                            nil
1714 3rd Avenue
Trail, BC
V1R 1P9

Fraser Young
20595 51A Avenue #14 70,000                     70,000                 Nil                            nil
Langley,  BC
V3A 7A4

Michael McElroy      70,000                     70,000                 Nil                            nil
3195 Upper Levels Rd
Robson,   BC
V0G 1X0

Ryan Brightwell     70,000                     70,000                  Nil                            nil
66 - 1122 Haro Street
Vancouver, BC
V6E 1E1

Shirley Boyce       70,000                     70,000                  Nil                            nil
4506 Elgin Street
Vancouver, BC
V5V 4R8

Devon Manwaring     70,000                     70,000                  Nil                            nil
2460 Wellington Cres.
Richmond, BC
V7B 1H2

Andrii Zhebrovskye  70,000                     70,000                  Nil                            nil
12768 113B Avenue
Surrey, BC
V3V 3N3

Denis Lesik
12768 113 B Avenue  70,000                     70,000                  Nil                            nil
Surrey, BC
V3V 3N3

Robyn Gardiner      70,000                     70,000                  Nil                            Nil
6213 - 5117
Garden City Road
Richmond, BC
V6X 4H7

Tamora Slanova      70,000                     70,000                  Nil                            nil
12768 113 B Avenue
Surrey, BC
V3V 3N3

Alden Tovrond       70,000                     70,000                  Nil                            nil
26883 24 A Ave
Aldergrove, BC
V4W 3W6

Anton Nepoterko     70,000                     70,000                  Nil                            nil
12768  113 B Avenue
Surrey, BC
V3V 3N3

Kahla Lichti	    70,000                     70,000                  Nil                            nil
2427 Crescentway
Abbotsford, BC
V2S 2M1

Meghan McElroy      70,000                     70,000                  Nil                            nil
17-9036 208 St.
Langley, BC
V1M 3K4

Zane McCarthy       70,000                     70,000                  Nil                            nil
70-1220 Bath Rd.
Richmond BC
V6V 2A6

Anson Hibbert       70,000                     70,000                  Nil                            nil
11699 81 Ave
Delta BC
V4C 7H7

Lucille Fournier    70,000                     70,000                  Nil                            nil
3203-183 Keefer Pl
Vancouver, BC
V6B 6B9

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,960,000 shares of common stock outstanding on the date of this prospectus.

Our sole director and officer, Kim McElroy is related to the following shareholders:

Kahla Lichti:  Daughter

Brolin Lichti:   Son
Mike McElroy:    Husband
Shirley Boyce:   Mother
Meghan McElroy:  Step Daughter

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                        PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2620 Regatta Dr., Suite 102, Las Vegas, Nevada,
89128.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTOR                 AGE
-----------------------         -----
Kim McElroy                      46

EXECUTIVE OFFICERS:

NAME OF OFFICER                  AGE            OFFICE
---------------------           -----           -------
Kim McElroy                      46             President, Chief
                                                Executive Officer,
                                                Secretary, Treasurer,
                                                and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.
Kim McElroy 5 year work history:

Biographical Information

MRS. KIM MCELROY has acted as our president and as a director since our incorporation on December 12, 2006. Mrs McElroy devotes close to 30% of her time to planning and organizing activities for Golden Tan, Inc. Since October 2005 to present, Mrs. McElroy has started and successfully operated two Internet businesses, selling Avon cosmetics, tanning lotions, and home and women accessories to the retail and wholesale markets. From July 1998 until March 2006, Mrs. McElroy worked as a leading activity coordinator to a 60-bed senior home in Langley, B.C. Mrs. McElroy graduated from Kwantlen College in December 1994, majoring in health studies.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

We have no employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                AMOUNT OF
TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT
CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS
--------------------------------------------------------------------------------

COMMON         Kim McElroy                      3,000,000      60.48%
STOCK          President, Chief
               Executive Officer, Treasurer,
               Secretary And Director
               3195 Upper Levels Rd. # 182
               Robson,British Columbia,
               Canada V0G 1X0


COMMON         All officers and directors       3,000,000      60.48%
STOCK          as a group that consists of        shares
               one person

The percent of class is based on 4,960,000 shares of common stock issued and outstanding as of the date of this prospectus. The amount of beneficial ownership and percent of class excludes 350,000 owned by members of Kim McElroy's immediate family members, of which Mrs. McElroy disclaims beneficial ownership.

                         DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of May 25, 2007, there were 4,960,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel is named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock, or was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael T. Studer CPA P.C., to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Office of Conrad C. Lysiak has provided an opinion on the validity of our common stock.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified, as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate
jurisdiction.   We will then be governed by the court's decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 12, 2006 under the laws of the state of Nevada. On that date, Kim McElroy was appointed as our director. As well, Mrs. McElroy was appointed as our president, chief executive officer, treasurer and secretary.

                            DESCRIPTION OF BUSINESS

IN GENERAL

The size of the indoor tanning industry is large, with tanning trade publications reporting this as a $2 billion-a-year industry in the United States. According to industry estimates, 28 million Americans are tanning indoors annually in about 25,000 tanning salons around the country. In fact, a recent study of more than 10,000 teens across the United States found that tanning bed use was increasing, especially among adolescent girls.

There are approximately 25,000 professional indoor tanning salons and another 20,000 locations such as health clubs, spas, video stores and beauty salons that have one or two tanning units. The highest number of tanning salons per capita are found in the Midwest and Southeast, with Ohio, North Carolina, Michigan, South Carolina, Illinois, Indiana and Florida having the most salons.

The majority of indoor tanning facilities in the United States are small businesses, and more than 50 percent of them have female ownership, compared to 25 percent of businesses in other industries, according to the U.S. Census. Indoor tanning also provides jobs for approximately 160,000 employees annually.

The indoor tanning industry is similar to many service industries in that there is a low-entry level in terms of capital outlay. It takes between $300,000 and $250,000 at minimum in initial investment to outfit a standard 10-room salon properly in today's market. In 1982, the initial investment was about $30,000. Additionally, there is no mandatory education required to run a tanning salon except in those states that require mandatory certification.

The majority of freestanding tanning salons have at least 10 rooms with three to five levels of tanning and a sunless unit. However, the past few years have seen a shift toward larger salons with more space and services. A typical 10-unit salon may feature one big bed, two mid-range or premium beds, a UV standup, five entry-level beds and a sunless unit. Statistics for 2006 reveal that 60 percent of salons reported an average single-session price of $7 or more; only 3 percent charged $5 or less. Additionally, 45 percent of salons reported that lotion sales accounted for 30 percent or more of monthly revenues. This number is up from 2005 and suggests that salon operators are getting better about selling the concept of total skincare.

INDUSTRY OVERVIEW

Nearly 300 million people live in the United States. An industry benchmark estimates that 10 percent of the U.S. population will tan indoors annually, which means that 30 million Americans will frequent a professional tanning salon in 2007.

For years, the average indoor-tanner profile has remained constant: the majority falling in the 18-49 age group; 70 percent of which are women and 50 percent of which are ages 20-39. Over the years, there has been a continued increase in tanning with women ages 40-49 as traditional tanners move into this age bracket. Further, more men are visiting salons because they want a golden tan and are becoming more educated about the importance of professional skincare products.

Tanning salon owners are now taking notice of the baby-boomer tanner born between 1946 and 1964. The oldest boomer turns 60 years old this year and this means they have different tanning goals and skincare needs. In fact, statistics indicate that baby boomers spend $4 out of every $10 on beauty. Boomer beauty could and a "revenue beast" for the tanning facility.

Emerging onto the tanning scene is Generation Y (the generation born between 1978 and 2000) that accounts for approximately 76 million Americans. According to Wikipedia, economic materialism seems to be abundant with Generation Y. This spending group is obsessed with clothing brand names and chains and possessing expensive electronic devices such as iPods, hightech cell phones, digital cameras and laptops. This group is the offspring of the first generation of U.S. indoor tanners. Salons are taking special notice of this segment and are marketing to this segment accordingly.

Our products and services complement these existing trends and provide us with the opportunity to expand our product an dservice offerings to satisfy consumers' current and emerging preferences. We believe that these trends will continue, and that we will be well positioned to become a market leader in this evolving marketplace.

AIRBRUSH TANNING SOLUTION SERVICES

Airbrush tanning is a unique sunless tanning system using an airbrush and can be applied in a fraction of the time used in old hand applications. Airbrush tanning is a new and safe way of achieving a golden look without the risks of skin cancer often associated with overexposure from the sun or from a tanning bed. Using an airbrush, a clear liquid containing dihydroxyacetone (DHA) is applied to the body.

DHA is a colorless sugar that darkens the skin by staining. DHA works by interacting with the dead surface cells found in the outermost layer of the skin, producing color changes. As the dead skin cells are naturally wearing off, the color gradually fades, just like a genuine sun tan. This ingredient has been approved by the Food & Drug Administration for over 30 years for cosmetic applications and reacts with the amino acids in the outer layer of the skin. This tan lasts approximately 5 to 10 days depending on your life style and skin type.

NORVELL TURBINE SUNLESS SPRAY SYSTEM

We intend to be in the business of offering a mobile, professional airbrush tanning service. The service will be available by appointment, at clients' homes. We own a Norvell Turbine Sunless Spray System. We purchased the system and accessories form SunWest Wholesale of Kelowna, British Columbia.

The Norvell spray tan machine is durable, light weight and easily maneuverable. Its design allows it to be easily operated with proper training. We intend to generate our revenue from providing airbrush tans, and from sale of tan maintenance lotions. We will charge our clients $40 for each full body tan and $25 for face and hands tanning service. In addition we will offer customers a selection of tanning lotions to help them maintain their newly acquired tan, ranging in the price from $25 to $50 per bottle. Our net profit, if any, will be the amount remaining after deducting the cost of advertising, referral fees, and product supplies.

Norvell's NT-2000 turbine sunless spray system, manufactured by ACCUSPRAY, was designed to include several different features that allow the salon professional more control. It has a pattern width control knob for full-body spraying or fine detailing, a solution control knob to vary the amount of spray coming out of the gun and a trigger control for air-only and spraying fine solution, all the way to full solution. The front nozzle control offers 360 degree spraying and the pressurized gun allows it to be turned on its side with no leaking.

The NT-2000 (Norvell Tan) spray system is powered by turbine motor that provides high volume airflow at low pressure. This gentle, efficient application of solution allows a fast and even spray tan. The system's specifically designed, light weight clear polycarbonate air-gun is adjustable for tight detailing or wide pattern spraying, allowing full body sprays.

SALES AND MARKETING STRATEGY

Our company president has been involved in selling women's products for three years prior to our incorporation. During this period, she has developed many valuable contacts, as well as the knowledge and skills to sell and promote beauty products. We will rely on Mrs. Elroy's experience and contacts to expand our business.

Our business strategy is to increase our name recognition and begin to expand across Canada and the United States. To become well known in the tanning industry, we have to focus on our company promotion and marketing. We intend to contract advertising agents, attend trade shows, and solicit tanning salons that are not offering airbrush tanning, with a view to induce client referrals with a sales commission incentive.

AGREEMENT WITH TANNING SALONS

We intend to approach beauty product stores, spas, fitness centers and tanning salons (that do not already offer airbrush tanning) in order to solicit their client referrals and advertising in return for a sales commission incentive. We will execute written agreements with such businesses governing terms that include, but are not limited to, advertisements to be displayed at each respective location and their notification of existing and new clients of our mobile tanning service. In return, we will make an agreement for a sales commission for their referrals.

These businesses will be given discount coupons to distribute to their client base. Each place will be given coupons with a distinct referral number to help us determine the referral origin. They will also be given an option to arrange an appointment for their client on their behalf in order to earn their referral fee. We intend to pay $5 for each referral. Our goal is to have written agreements with such businesses, located in the Greater Vancouver region that do not currently offering mobile airbrush tanning services.

ADVERTISING AND PROMOTING

Our business strategy evolves around utilizing "word of mouth" recognition and we intend to launch a solid advertising campaign. The following is a list of advertising and marketing methods we intend to use.
   1 Internet Advertising: advertising on Mrs. McElroy's currently operating websites, on night life and dating websites, and by sending out e-mails to our current and potential customers with our promotion and discount offers.
   2 Flyers and Posters: designing and distributing flyers and posters at other businesses.
   3 Advertising agencies: using highly recognized advertising agencies to help spread the popularity of our unique service.
   4 Trade Shows: to show potential investors the opportunity to invest in our company and generate awareness of our services.
   5  Other media:  newspaper, local magazines, yellow pages.

SHARE OF MARKET

Our expected share of the tanning industry is difficult to determine given that most tanning businesses are private and have no duty to publicly disclose their revenue. Notwithstanding the popularity of the sunless tanning market in Canada, we believe that our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                               PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to market our services to potential customers, enter into referral agreements with Vancouver based businesses that in order to establish our initial client base and to design a product line of tanning lotions. These tasks will all be undertaken by our president, Kim McElroy.

Our planned expenditures for the next twelve months assumes we will have two working tanning attendants as outlined below. If additional attendants are contracted, we will need to purchase additional supplies. These supplies include additional Turbine Sunless Spray Systems, more Sunless Bronze Solution, and additional lotions for retail.

Our anticipated expenditures for the next 12 months are as follows:

Design and printing of promotional materials:                       $ 7,000
Advertising and promotional costs:                                  $10,000
(One) Turbine Sunless Spray System and accessories:                 $ 2,000
Sunless Bronze Solution (one bottle=approx 50 full body tans):      $ 1,000
Tanning lotion product design and packaging:                        $20,000
Total Initial Expenditures:  					    $40,000

We intend to retain one full-time tanning attendant in the next six months, as well as an additional full-time tanning attendant in the six months thereafter. These individuals will be independent contractors compensated solely in the form of a percentage from the revenue generated from their tanning appointments. Each tanning attendant will be trained to use the Norvell Turbine Sunless Spray System. Each attendant will have to have his or her own vehicle in order to be able to transport the tanning system and to visit the clients at their homes. A tanning attendant will be fully responsible for conducting the tanning appointment, including operating the Sunless Spray System and selling tanning lotions to the client. We will be responsible for arranging the tanning appointments and providing the necessary equipment and supplies. Our tanning attendants will be encouraged to advertise our services and will be rewarded for any referrals generated through them. The tanning attendants will be paid 25%- 30% of the revenue they generate.

In addition, we intend to contract a promotions company within the next six months. They will be involved in tasks such as designing flyers, posters, as well as advertising in other media on behalf of our company. This company will be independently contracted and paid for their services on a cash basis. Typical duties of the promotion company would be to send out email promotions and discounts, handout flyers, affix posters, organize trade shows, advertise on nightlife websites and forums and help seek other promotional opportunities. We expect to initially pay the promotion company approximately $10,000 in our first year of operation. As our business expands, our advertising and promotion budget will increase as well.

In addition, in the next 12 months, we anticipate spending $5,000 on general administrative costs and $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Accordingly, we will need $60,000 to cover all of our anticipated expenses during the next 12 months. In order to meet these demands, we will have to raise additional funding through the sale of our common stock or through director loans.

RESULTS OF OPERATIONS FOR PERIOD ENDING FEBRUARY 28, 2007

We did not earn any revenue during the period from our inception on December 12, 2006 to February 28, 2007. We do not anticipate earning significant revenues until such time as we have entered into referral agreements with tanning salons and began building our clientele base.

We incurred operating expenses in the amount of $2,264 for the period from our inception on December 12, 2006 to February 28, 2007. These operating expenses were comprised solely of general and administrative expenses.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                            DESCRIPTION OF PROPERTY

We do not hold ownership or leasehold interest in any property. Our president, Mrs. Kim McElroy, provides us with office space and related office services free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As  of  the  date  of  this  registration   statement,  we  have  29  registered
shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after January 5, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 49,600, shares as of the date of this
    prospectus;    or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on December 12, 2006 to the date of this registration statement.


                              ANNUAL COMPENSATION

                                     OTHER RESTRICTED OPTIONS/ LTIP
                                     ANNUAL  STOCK   * SARS  PAYOUTS   OTHER
NAME     TITLE  YEAR  SALARY  BONUS  COMP.    (#)       ($)             COMP.
_____________________________________________________________________________
Kim     Pres., 2006    $0     0      0        0         0        0       0
McElroy CEO
        Sec &
        Dir

                              FINANCIAL STATEMENTS

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ended February 28, 2007, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

3. Notes to Financial Statements

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Golden Tan, Inc.

I have audited the accompanying balance sheet of Golden Tan, Inc. (the Company), a development stage company, as of February 28, 2007 and the related statements of operations, stockholders' equity and cash flows for the period December 12, 2006 (inception) to February 28, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Tan, Inc. a development stage company, as of February 28, 2007 and the results of its operations and its cash flows for the period December 12, 2006 (inception) to February 28, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                           /s/ Michael T. Studer CPA P.C.


Freeport, New York
April 30, 2007

GOLDEN TAN, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
(EXPRESSED IN US DOLLARS)


                                                                                     FEBRUARY 28,
                                                                                         2007
                                                  ASSETS
CURRENT ASSETS
             Cash                                                             $         23,336
TOTAL ASSETS                                                                  $         23,336

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES                                                                   $              -

STOCKHOLDERS' EQUITY (DEFICIENCY)
     Common stock, $0.001 par value
             Authorized: 75,000,000 shares
             Issued and outstanding:
             4,960,000 shares                                                            4,960
             Additional paid-in capital                                                 20,640
             Deficit accumulated during the development stage                           (2,264)
TOTAL STOCKHOLDERS' EQUITY                                                              23,336
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $         23,336





SEE NOTES TO FINANCIAL STATEMENTS.

GOLDEN TAN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(EXPRESSED IN US DOLLARS)


                                                                For the period December 12, 2006
								(inception) to February 28, 2007

REVENUE                                                    		$                 -
COSTS AND EXPENSES
       General and administrative                                        		2,264
Total Costs and Expenses                                                 		2,264
NET LOSS                                                   		$              (2,264)

NET LOSS PER SHARE
       Basic and diluted                                                 		(0.00)

NUMBER OF COMMON SHARES USED TO COMPUTE LOSS PER SHARE
       Basic and Diluted                                            		    4,685,833








SEE NOTES TO FINANCIAL STATEMENTS.



GOLDEN TAN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD DECEMBER 12, 2006 (INCEPTION) TO FEBRUARY 28, 2007
(EXPRESSED IN US DOLLARS)


                  		 Common Stock, $0.001 Par     Additional        Deficit Accumulated	   Total
                            		   Value               Paid-in              During  the        	Stockholders'
                     		   Shares         Amount       Capital		 Development Stage	   Equity




Shares sold at $0.002 per share
     on January 5, 2007      	3,000,000$   	3,000$          3,000$                  -                $      6,000

Shares sold at  $0.01 per share
     on January 17, 2007    	  420,000         420           3,780                   -                       4,200

Shares  sold at $0.01 per share
     on February 28, 2007       1,540,000       1,540          13,860                   -                      15,400

Net loss                    		-           -               -              (2,264)                     (2,264)
Balance, February 28, 2007      4,960,000$      4,960$         20,640$             (2,264)               $     23,336




SEE NOTES TO FINANCIAL STATEMENTS.



GOLDEN TAN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(EXPRESSED IN US DOLLARS)


                                                                        December 12, 2006 (inception)
									   to February 28, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
        Net income (loss)                                           $           (2,264)
        Changes in operating assets and liabilities                                  -
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                            (2,264)
CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from sales of common stock                                     25,600
NET CASH PROVIDED BY (USED FOR) FINANCIAL ACTIVITIES                            25,600

INCREASE (DECREASE) IN CASH                                                     23,336

CASH, BEGINNING OF PERIOD                                                            -

CASH, END OF PERIOD                                                 $           23,336

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
        Interest paid                                               $                -
        Income taxes paid                                           $                -


SEE NOTES TO FINANCIAL STATEMENTS.

GOLDEN TAN, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2007


1. ORGANIZATION AND BUSINESS OPERATIONS

      Golden Tan, Inc. (the "Company") was incorporated in the State of Nevada on December 12, 2006. The Company is a Development Stage Company as defined by Statement of Financial Accounting Standards ("SFAS") No.7. The Company plans to offer airbrush tanning services to consumers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a) Basis of Presentation

      The financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of February 28, 2007, the Company had cash of $23,336 and a deficit accumulated during the development stage of $2,264. Further, since inception, the Company has had no revenue and has incurred a net loss of $2,264. These factors create substantial doubt as to the Company's ability to continue as a going concern. The Company plans to improve its financial condition by obtaining new financing. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

   b) Cash and Cash Equivalents

      The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.


   c) Use of Estimates and Assumptions

      The preparation of financial statements in conformity with accounting principles enerally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   e) Foreign Currency Translation

      The Company's functional currency and its reporting currency is the United States dollar.

   f) Financial Instruments

      The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

   g) Stock-based Compensation

      Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

   h) Income Taxes

      Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

   i) Basic and Diluted Net Loss per Share

      The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.


3. COMMON STOCK


   During the period December 12, 2006 (inception) to February 28, 2007, the Company sold a total of 4,960,000 shares of common stock for total cash proceeds of $25,600, including 3,000,000 shares sold to officers and directors at a price of $0.002 per share.


4. INCOME TAXES

   No provision for income taxes has been recorded since the Company incurred a loss for the period.

   Based on management's present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of the net operating loss carry forward as of February 28, 2007 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at February 28, 2007. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carry forward of $2,264 expires in year 2027.

   Current United States tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.


5. PLANNED REGISTRATION STATEMENT

   The Company intends to file a registration statement on Form SB-2 with the Securities and Exchange Commission to register the 1,960,000 shares of common stock for resale by existing stockholders of the Company at $0.01 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                             AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      2.10
Transfer Agent Fees                                         $  3,000.00
Accounting fees and expenses                                $  7,000.00
Legal fees and expenses                                     $  3,000.00
Edgar filing fees                                           $  1,200.00

                                                            -----------
Total                                                       $ 14,202.10
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.002 per share to Kim McElroy on January 5, 2007. The total amount received from this offering was $6,000. Kim McElroy, is our president, chief executive officer, treasurer, secretary and sole director.

We completed an offering of 1,960,000 shares of our common stock at a price of $0.01 per share to a total of 28 purchasers on February 28, 2007. The total amount received from this offering was $19,600. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:


----------------------------------------
|NAME OF SUBSRIBER    |NUMBER OF SHARES|
----------------------------------------
|Brian Safarik        |     70,000     |
----------------------------------------
|Mark McGrath         |     70,000     |
----------------------------------------
|Adam Boon            |     70,000     |
----------------------------------------
|Mark Hoare           |     70,000     |
----------------------------------------
|Chermine Alexandra   |     70,000     |
----------------------------------------
|Brolin Lichti        |     70,000     |
----------------------------------------
|Evan Croner          |     70,000     |
----------------------------------------
|Christopher Manwaring|     70,000     |
----------------------------------------
|Saad Fadl-Alla       |     70,000     |
----------------------------------------
|Anton Thomas         |     70,000     |
----------------------------------------
|Alexandra Khorina    |     70,000     |
----------------------------------------
|Daryl Derksen        |     70,000     |
----------------------------------------
|Fraser Young         |     70,000     |
----------------------------------------
|Michael McElroy      |     70,000     |
----------------------------------------
|Ryan Brightwell      |     70,000     |
----------------------------------------
|Shirley Boyce        |     70,000     |
----------------------------------------
|Devon Manwaring      |     70,000     |
----------------------------------------
|Andrii Zhebrovskye   |     70,000     |
----------------------------------------
|Denis Lesik          |     70,000     |
----------------------------------------
|Robyn Gardiner       |     70,000     |
----------------------------------------
|Tamora Slanova       |     70,000     |
----------------------------------------
|Alden Tovrond        |     70,000     |
----------------------------------------
|Anton Nepoterko      |     70,000     |
----------------------------------------
|Kahla Lichti         |     70,000     |
----------------------------------------
|Meghan McElroy       |     70,000     |
----------------------------------------
|Zane McCarthy        |     70,000     |
----------------------------------------
|Anson Hibbert        |     70,000     |
----------------------------------------
|Lucille Fournier     |     70,000     |
----------------------------------------

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             EXHIBITS
Exhibit
Number   Description

3.1      Articles of Incorporation, as amended
3.2      Bylaws

5.1      Legal opinion of CONRAD C. LYSIAK
23.1     Consent of Michael T. Studer CPA P.C.
23.2     Consent of Conrad C. Lysiak

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

       (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     	(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section
	     230.424 of this chapter);

    	(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

    	(iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   	(iv) any other communication that is an offer in the offering made by us
	     to	the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 25, 2007.

                                           Golden Tan, Inc.

                                           By: /S/ Kim McElroy
                                           ------------------------------
                                           Kim McElroy, President, Chief
                                           Executive Officer, Treasurer,
                                           Secretary, principal accounting
                                           officer,  principal financial
      					   officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 CAPACITY IN WHICH SIGNED             DATE

/S/ Kim McElroy           President, Chief Executive           May 25, 2007
-----------------------   Officer, Secretary, Treasurer,
Kim McElroy               principal accounting officer,
                          principal financial officer and Director